Exhibit 24.01

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint David P. King, William B. Hayes and F. Samuel Eberts III, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an automatic shelf registration statement on Form S-3 (the “Registration Statement”) of the Corporation relating to the registration for offer and sale by the Corporation of an unlimited amount of its securities, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ DAVID P. KING	December 7, 2011
David P. King Chairman of the Board, President, Chief Executive Officer and Director

/s/ WILLIAM B. HAYES	December 7, 2011
William B. Hayes Executive Vice President, Chief Financial Officer and Treasurer

/s/ KERRII B. ANDERSON	December 7, 2011
Kerrii B. Anderson Director

/s/ JEAN-LUC BÉLINGARD	December 7, 2011
Jean-Luc Bélingard Director

/S/ N. ANTHONY COLES, JR., M.D.	December 7, 2011
N. Anthony Coles, Jr., M.D. Director

/S/ WENDY E. LANE	December 7, 2011
Wendy E. Lane Director

/S/ THOMAS P. MAC MAHON	December 7, 2011
Thomas P. Mac Mahon Director

/S/ ROBERT E. MITTELSTAEDT, JR.	December 7, 2011
Robert E. Mittelstaedt, Jr. Director

/S/ ARTHUR H. RUBENSTEIN, MBBCH	December 7, 2011
Arthur H. Rubenstein, MBBCh Director

/S/ M. KEITH WEIKEL, PH.D.	December 7, 2011
M. Keith Weikel, Ph.D. Director

/S/ R. SANDERS WILLIAMS, M.D.	December 7, 2011
R. Sanders Williams, M.D. Director